Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact: Hulus Alpay Medidata Solutions 212.419.1025 halpay@mdsol.com	Media Contact: Melissa Zipin Lois Paul & Partners 781.782.5726 melissa_zipin@lpp.com

Medidata Solutions Reports Second Quarter 2009 Results

Net revenue increased 32% versus prior year quarter to a record $34 million

Non-GAAP net income* of $1.6 million versus prior year loss of $4.7 million

GAAP net income of $0.2 million versus prior year loss of $5.9 million

NEW YORK, N.Y. – August 13, 2009 – Medidata Solutions (Nasdaq: MDSO), a leading global provider of hosted clinical development solutions, today announced its financial results for the second quarter ended June 30, 2009.

Net revenues for the second quarter of 2009 were $34.0 million, an increase of $8.3 million, or 32%, compared with $25.7 million in the second quarter of 2008. The increase in revenues was primarily due to a $6.4 million, or 36%, increase in revenues from application services, and a $1.8 million, or 24%, increase in revenues from professional services.

“Medidata executed well in the second quarter and first half year, posting strong results, while successfully completing its initial public offering. We continued to solidify our position as a market leader by expanding our global list of customers and partners, significantly enhancing our financial resources and building upon our strong growth trajectory,” said Tarek Sherif, chairman and chief executive officer of Medidata Solutions. “Our customers increasingly look to us to help them achieve improved operational efficiency and productivity on a global scale in their drug development efforts. With our leading-edge technology, strong service orientation and the vision and resources to execute, we are well-positioned to help our customers achieve their objectives, while driving our long-term growth.”

Non-GAAP operating income* for the second quarter of 2009 was $4.3 million, compared with a loss of $2.5 million in the second quarter of 2008. Non-GAAP net income for the second quarter of 2009 was $1.6 million, or $0.09 per diluted share, compared with a loss of $4.7 million, or $0.70 per diluted share, in the second quarter of 2008.

For the second quarter of 2009, GAAP operating income was $0.8 million, compared with a loss of $5.5 million in the second quarter of 2008. GAAP net income for the period was $0.2 million, or $0.01 per diluted share, compared with a loss of $5.9 million, or $0.87 per diluted share, in the second quarter of 2008.

“As a private company for nearly a decade, we have focused on building quality solutions for our customers, a global sales and services presence and, more recently, a robust public company infrastructure. Now that the majority of this scalable infrastructure is in place, we are focused on profitable growth,” commented Bruce Dalziel, chief financial officer.

Total cash and cash equivalents were $93.8 million at the end of the second quarter. The company received approximately $82.0 million in proceeds from its initial public offering, net of underwriting discounts and commissions, during the second quarter. The total outstanding principal balance of long-term debt at the end of the quarter was $14.3 million. Year to date, the company generated $12.1 million in cash flows from operations.

Second Quarter and Year-to-Date Business Highlights

•	On June 24, 2009, Medidata Solutions priced its initial public offering at $14.00 a common share. The company began trading on the NASDAQ Global Market under the ticker symbol “MDSO” on June 25, 2009.

•

Medidata’s customer base and product usage continued to expand during the first and second quarter of 2009 across its product line and throughout the world. New customers included Kitasato University Research Center for Clinical Pharmacology, NiTi Surgical Solutions, PhotoCure ASA and PTC Therapeutics, Inc. Building on successful initial studies with Medidata Rave®, customers such as Galderma Pharma SA, Shionogi & Co, Ltd. and ImClone Systems Corp., an operating subsidiary of Eli Lilly, also expanded their arrangements with Medidata through new multiple-study contracts.

•

The company’s ASPire to Win® CRO partner program continued to expand during the quarter, with a total of three new partners joining in the first half of 2009; BLC Pro, Inc., Brightech International LLC and Sumisho Computer Systems Corporation. Medidata also added the Asian divisions of two existing global CRO partners earlier in the year, including EPS International (China) Co., Ltd. Globally, Medidata now has 20 partners in its ASPire to Win program.

•

The company introduced the Medidata Technology Partner Program, which advances customers’ trial capabilities by recognizing partners that have leveraged interoperability and data sharing with Medidata. Through this program, as well as the development of integration tools such as a standards and web-based API and Developer Central, an on-line community, Medidata has been advancing a best-of-breed approach to building eClinical suites. Current technology partners include eDiary vendors invivodata, PHT and CRF Health; IVR/IWR providers Almac and UBC; and SAS Drug Development analysis and reporting solution.

•

Medidata introduced an extension of the Medidata Rave platform with Medidata Rave Monitor, which provides customers with new functionality to monitor investigator sites, a critical and costly function for research sponsors.

•

CIO magazine honored two of Medidata’s customers, Wyeth Research and Array BioPharma, with CIO 100 awards for their creative and cutting-edge use of technology to generate business value in projects leveraging Medidata Rave.

Financial Outlook

The following statements are based on current expectations and the company assumes no obligation to update or confirm them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below and the factors identified in our public filings made with the Securities and Exchange Commission, or other factors.

For the third quarter of 2009, the company expects revenues to be between $33 and $34 million. The company expects non-GAAP operating income to be between $3.4 and $4.4 million. Based on current estimates this would equate to a GAAP operating loss of $1.0 and $0.0 million. Non-GAAP net income is expected to be between $0.2 and $1.2 million. Based on current estimates this would equate to a GAAP net loss of between $1.7 and $0.7 million.

For the full year 2009, the company expects revenues to be between $135 and $137 million. Non-GAAP operating income is expected to be between $18.0 and $20.0 million. Based on current estimates this would equate to GAAP operating income between $2 and $4 million. Non-GAAP net income is expected to be between $6.5 and $8.5 million. Based on current estimates this would equate to GAAP net income between $0.0 and $2.0 million.

Total remaining backlog for 2009 was $62.9 million at the end of the second quarter. Remaining year backlog represents the amount of contractual revenue already booked which is expected to be recognized during the remainder of the year.

While changes in the stock price could change the fully diluted share count, for modeling purposes the company is assuming 23.6 million and 20.5 million fully diluted shares in the third quarter and full year, respectively.

Conclusion

Sherif noted in conclusion, “Medidata continues to build momentum in the marketplace, executing against our vision in what is a very dynamic environment. We are excited that our role as a leader and innovator in our industry allows us to increasingly help our customers meet their objectives, by developing and combining best of breed technologies in a fully integrated solution that is viewed as a key component of the evolving clinical development landscape.”

Conference Call

The company plans to host its investor conference call today at 5:00 p.m. EDT to discuss its financial results for the second quarter 2009 and its outlook for the third quarter and full year 2009. The investor conference call will be available via live webcast on the “Investor” section of Medidata’s Web Site at http://investor.mdsol.com. To participate by telephone, domestic participants may dial 877.874.1570 and international participants may dial 719.325.4933. Those interested in participating in the conference call should dial in at least 10 minutes prior to the call to register. Participants can also join the call via a simultaneous live audio webcast, which will be made available on the “Investor” section of Medidata’s Web site at http://investor.mdsol.com. A replay of the conference call will be accessible until Thursday, August 27, 2009 by dialing 888.203.1112 domestically or 719.457.0820 internationally, and using passcode 6046830. An archive of the call will also be hosted on the “Investor” section of Medidata’s Web site at http://investor.mdsol.com for a limited period of time.

About Medidata Solutions Worldwide

Medidata Solutions (www.mdsol.com) is a leading global provider of hosted clinical development solutions that enhance the efficiency of customers’ clinical development processes and optimize their research and development investments. Medidata products and services allow customers to achieve clinical results more efficiently and effectively by streamlining the design, planning and management of key aspects of the clinical development process, including protocol development (Medidata Designer™), investigator benchmarking and budgeting (Medidata Grants Manager™), contract research organization (CRO) benchmarking and budgeting (Medidata CRO Contractor™), and the capture, management, analysis and reporting of clinical trial data (Medidata Rave®). Medidata’s diverse customer base spans pharmaceutical, biotechnology and medical device companies, academic institutions, CROs and other research organizations, and includes more than 20 of the top 25 global pharmaceutical companies.

Cautionary Statement

Certain statements made in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Medidata Solutions, Inc. (“Medidata”), including but not limited to statements about Medidata’s products and services, business model, strategy and growth opportunities, profitability and competitive position. Forward-looking statements describe future expectations, plans, results or strategies and are generally preceded by words such as “future,” “plan” or “planned,” “will” or “should,” “expected,” “anticipates,” “possible,” “projected” or “targeted.” You are cautioned that such statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will have been achieved. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. Important factors that could cause such differences include, but are not limited to, those discussed in the “Risk Factors” section of Medidata’s prospectus, such as (i) Medidata’s ability to retain and expand its customer base, (ii) Medidata’s ability to develop innovative products, (iii) the financial condition of Medidata’s current and potential customers, (iv) changes in the regulatory environment and (v) general economic factors. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and Medidata undertakes no obligation to update such statements as a result of new information, future events or otherwise.

*Non-GAAP Financial Information

Medidata Solutions provides Non-GAAP operating income, net income, and net income per share applicable to common stockholders data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from Non-GAAP measures used by other companies. Medidata Solutions management believes these non-GAAP measures are useful to investors because this supplemental information facilitates comparisons to prior periods. Management uses these Non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. Investors are encouraged to review the reconciliations of these Non-GAAP financial measures to the comparable GAAP results, which are attached to this press release. Non-GAAP operating income excludes the impact of depreciation, amortization of intangible assets associated with acquisitions and stock-based compensation expense. Non-GAAP net income excludes the impact of amortization of intangible assets associated with acquisitions and stock-based compensation expense.

MEDIDATA SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenues
Application services	$24,523	$18,076	$48,188	$32,897
Professional services	9,505	7,677	19,442	13,835

Total revenues	34,028	25,753	67,630	46,732

Cost of revenues
Application services	5,845	4,889	11,515	9,364
Professional services	6,839	8,257	13,452	16,451

Total cost of revenues	12,684	13,146	24,967	25,815

Gross profit	21,344	12,607	42,663	20,917

OPERATING COSTS AND EXPENSES:
Research and development	5,789	4,778	11,286	9,650
Sales and marketing	6,745	6,173	13,458	11,636
General and administrative	8,037	7,144	14,858	12,951

Total operating costs and expenses	20,571	18,095	39,602	34,237

OPERATING INCOME (LOSS)	773	(5,488)	3,061	(13,320)

INTEREST AND OTHER EXPENSE (INCOME):
Interest expense	405	492	839	1,092
Interest income	(36)	(30)	(63)	(66)
Other expense (income), net	3	(215)	8	(216)

Total interest and other expense, net	372	247	784	810

INCOME (LOSS) BEFORE INCOME TAXES	401	(5,735)	2,277	(14,130)

PROVISION FOR INCOME TAXES	201	169	383	334

NET INCOME (LOSS)	$200	$(5,904)	$1,894	$(14,464)

EARNINGS (LOSS) PER SHARE:
Basic	$0.01	$(0.87)	$0.23	$(2.23)

Diluted	$0.01	$(0.87)	$0.11	$(2.23)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	7,385	6,952	7,212	6,585
Diluted (1)	17,769	6,952	17,596	6,585

(1)	Diluted shares outstanding on June 30, 2009 were 17,769,446, as compared to 6,951,876 in the second quarter of 2008. The change is a result of common stock equivalents which were excluded from the calculation of dilutive loss per share in prior year since the effects are anti-dilutive.

MEDIDATA SOLUTIONS, INC.

Reconciliation of GAAP Operating Income and GAAP Net Income to

Non-GAAP Operating Income and Non-GAAP Net Income

(unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
OPERATING INCOME (LOSS):
GAAP operating income (loss)	$773	$(5,488)	$3,061	$(13,320)
GAAP operating margins	2.3%	(21.4)%	4.5%	(28.4)%

Depreciation and amortization	2,591	2,274	5,141	4,069
Stock-based compensation	920	764	1,923	1,365

Non-GAAP operating income (loss)	$4,284	$(2,450)	$10,125	$(7,886)

Non-GAAP operating margins	12.6%	(9.5)%	15.0%	(16.9)%

NET INCOME (LOSS):
GAAP net income (loss)	$200	$(5,904)	$1,894	$(14,464)

Amortization	457	406	913	474
Stock-based compensation	920	764	1,923	1,365

Non-GAAP net income (loss)	$1,577	$(4,734)	$4,730	$(12,625)

GAAP basic earnings (loss) per share	$0.01	$(0.87)	$0.23	$(2.23)

GAAP diluted earnings (loss) per share	$0.01	$(0.87)	$0.11	$(2.23)

Non-GAAP basic earnings (loss) per share	$0.20	$(0.70)	$0.62	$(1.96)

Non-GAAP diluted earnings (loss) per share	$0.09	$(0.70)	$0.27	$(1.96)

The table above presents a reconciliation of GAAP to non-GAAP operating income, net income and net income per share applicable to common stockholders for the three months and six months ended June 30, 2009 and 2008. Non-GAAP operating income excludes the impact of depreciation, amortization of intangible assets associated with acquisitions and stock-based compensation expense. Non-GAAP net income excludes the impact of amortization of intangible assets associated with acquisitions and stock-based compensation expense.

MEDIDATA SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(Amounts in thousands, except per share data)

	June 30, 2009	December 31, 2008
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$93,763	$9,784
Accounts receivable, net of allowance for doubtful accounts of $364 and $309, respectively	21,249	25,198
Prepaid commission expense	3,566	3,330
Prepaid expenses and other current assets	3,164	5,950
Deferred income taxes	303	303

Total current assets	122,045	44,565

Restricted Cash	532	545
Furniture, fixtures and equipment, net	12,937	13,599
Goodwill	9,799	9,799
Intangible assets, net	5,316	6,230
Other assets	479	452

TOTAL ASSETS	$151,108	$75,190

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,768	$3,316
Accrued payroll and other compensation	6,825	7,902
Accrued expenses and other	5,256	3,469
Deferred revenue	74,462	69,834
Capital lease obligations	4,157	4,388
Current portion of debt obligation	1,500	1,500

Total current liabilities	93,968	90,409

NONCURRENT LIABILITIES:
Deferred revenue, less current portion	28,337	31,787
Capital lease obligations, less current portion	1,566	2,672
Long-term debt	12,183	12,866
Other long-term liabilities	675	611

Total noncurrent liabilities	42,761	47,936

Total liabilities	136,729	138,345

CONVERTIBLE REDEEMABLE PREFERRED STOCK:
Series B, par value $0.01 per share; None authorized, issued and outstanding at June 30, 2009; 1,336 shares authorized, issued and outstanding, and liquidation value of $1,101 at December 31, 2008	—	1,099
Series C, par value $0.01 per share; None authorized, issued and outstanding at June 30, 2009; 181 shares authorized, issued and outstanding, and liquidation value of $181 at December 31, 2008	—	179
Series D, par value $0.01 per share; None authorized, issued and outstanding at June 30, 2009; 2,752 shares authorized, issued and outstanding, and liquidation value of $12,088 at December 31, 2008	—	11,967

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT):
Convertible preferred stock, Series A, par value $0.01 per share; None authorized, issued and outstanding at June 30, 2009; 2,385 shares authorized, issued and outstanding, and liquidation value of $1,193 at December 31, 2008	—	24
Common stock, par value $0.01 per share; 25,000 shares authorized, 22,648 shares issued and outstanding at June 30, 2009; 20,000 shares authorized, 7,532 shares issued and 7,035 shares outstanding at December 31, 2008	226	75
Additional paid-in capital	110,977	22,433
Treasury stock, none and 497 shares, respectively	—	(6,000)
Accumulated other comprehensive loss	(180)	(389)
Accumulated deficit	(96,644)	(92,543)

Total stockholders’ equity (deficit)	14,379	(76,400)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$151,108	$75,190

MEDIDATA SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Amounts in thousands)

	Six Months Ended June 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,894	$(14,464)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,141	4,069
Stock-based compensation	1,923	1,365
Write-off of acquired research and development costs	—	700
Deferred income taxes	28	—
Amortization of debt issuance costs	67	29
Changes in operating assets and liabilities:
Accounts receivable	3,949	(6,055)
Prepaid commission expense	(236)	(742)
Prepaid expenses and other current assets	(470)	325
Other assets	(52)	13
Accounts payable	(905)	(2,430)
Accrued payroll and other compensation	(1,077)	877
Accrued expenses and other	661	1,770
Deferred revenue	1,178	19,949
Other long-term liabilities	36	83

Net cash provided by operating activities	12,137	5,489

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of furniture, fixtures and equipment	(2,151)	(2,176)
Decrease in restricted cash	13	—
Fast Track acquisition related costs	—	(625)
Cash and cash equivalents acquired through acquisition	—	1,049

Net cash used in investing activities	(2,138)	(1,752)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	3	7
Repayment of obligations under capital leases	(2,486)	(1,933)
Proceeds from initial public offering, net of underwriting discounts and commissions	82,026	—
Payment of costs associated with initial public offering	(2,563)	(1,178)
Payment of preferred stock accumulated accrued dividends	(2,282)	—
Repayment of debt obligation	(750)	—

Net cash provided by (used in) financing activities	73,948	(3,104)

NET INCREASE IN CASH AND CASH EQUIVALENTS	83,947	633

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	32	2

CASH AND CASH EQUIVALENTS — Beginning of period	9,784	7,746

CASH AND CASH EQUIVALENTS — End of period	$93,763	$8,381